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                              NEW YORK BANCORP INC.
                            241-02 Northern Boulevard
                           Douglaston, New York 11362


                                    Form 10-Q
                                 March 31, 1997


Exhibit 11.  Statement re:  Computation of Per Share Earnings (Loss)

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
                                                  Three Months Ended   Six Months Ended
                                                       March 31,           March 31,
                                                 --------------------  -----------------
                                                   1997      1996(1)    1997     1996(1)
                                                 --------   ---------  -------  --------
                                                 (In Thousands, except per share amounts)


Net income......................................  $13,913    $ 9,176   $24,177   $17,004
                                                  =======    =======   =======   =======

Weighted average common shares outstanding......   16,569     17,815    16,597    17,865

Common stock equivalents due to dilutive
 effect of stock options........................      628        381       625       400
                                                  -------    -------   -------   -------

Total weighted average common shares and
 equivalents outstanding........................   17,197     18,196    17,222    18,265
                                                  =======    =======   =======   =======

Primary earnings per share......................    $ .81     $  .50    $ 1.40     $ .93
                                                  =======    =======   =======   =======

Total weighted average common shares and
 equivalents outstanding........................   17,197     18,196    17,222    18,265

Additional  dilutive  shares using  ending
 period  market value versus  average  market
 value for the period when utilizing the
 treasury stock method regarding stock options..       16         34        71        68
                                                  -------    -------   -------   -------

Total shares for fully diluted earnings
 per share......................................   17,213     18,230    17,293    18,333
                                                  =======    =======   =======   =======

Fully diluted earnings per share................    $ .81     $  .50    $ 1.40     $ .93
                                                  =======    =======   =======   =======
------------------
(1) Share and per share  information  have been  restated  to fully  reflect the 3-for-2 stock split effective January 23, 1997.
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